Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in this Registration Statement on Form S-3 of our report dated December 8, 2021 relating to the financial statements of Cascade Sciences, LLC as of December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ BAKER TILLY US, LLP

Southfield, Michigan

May 31, 2022

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the inclusion in this Registration Statement on Form S-3 of our report dated December 8, 2021, relating to the consolidated financial statements of Mass2Media, LLC dba PX2 Holdings, LLC and Affiliate as of December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ BAKER TILLY US, LLP

Southfield, Michigan

May 31, 2022